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Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-

See Reverse for
certain definitions

COASTAL BANCSHARES ACQUISITION CORP.

CUSIP 19041F 20 6

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS
EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                        is the owner of                        Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.01 per share ("Common Stock"), of Coastal Bancshares Acquisition Corp., a Delaware corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of the Company's completion of a business combination or                        , 2004 and will expire unless exercised before 5:00 p.m., New York City Time, on                        , 2008, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to                        , 2004, subject to earlier separation in the discretion of I-Bankers Securities Incorporated and Newbridge Securities Corporation. The terms of the Warrants are governed by a Warrant Agreement, dated as of             , 2004, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at                        , and are available to any Warrant holder on written request and without cost.

        This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

        Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

COASTAL BANCSHARES ACQUISITION CORP.
CORPORATE
SEAL
2004

DELAWARE

Chairman of the Board	Secretary

COASTAL BANCSHARES ACQUISITION CORP.

        The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM—as tenants in common
  TEN ENT—as tenants by the entireties
  JT TEN—as joint tenants with right of survivorship and not as tenants in common
  UNIF GIFT MIN ACT—            Custodian            under Uniform Gifts to Minors Act
                                        (Cust)                    (Minor)                                                            (state)

Additional Abbreviations may also be used though not in the above list.

        For value received,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

            Units represented by the within Certificate, and do hereby irrevocably constitute and appoint            Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

  NOTICE: The signature to this assignment must correspond with the name as written upon he face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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  Exhibit 4.1